Exhibit No. 99.1

ZVUE Announces John Durham to join Board of Directors

Bob Austrian to leave the Board

SAN FRANCISCO, CA- September 9, 2008---ZVUE Corporation (NASDAQ: ZVUE), a global digital entertainment company, today announced that John Durham will join the Company’s Board of Directors effective September 8, 2008. The Company also announced that Bob Austrian left the Board of Directors effective September 8, 2008.

Mr. Durham has over 20 years of marketing and sales experience specializing in digital media. He previously served as: President of Sales & Marketing for Jumpstart Automotive Media; SVP, Business Development for Carat Fusion; President and founder of Pericles Consulting; President, Winstar Interactive Media. Mr. Durham is a Founder and Co-chairman of BIG, The Bay Area Interactive Group and is a Professor of Marketing at the University of San Francisco.

Jeff Oscodar, ZVUE President and CEO, said “We are thrilled to have someone with John’s strong internet advertising and marketing experience to join our Board. He brings a wealth of business contacts and sales strategy expertise that will be useful as we continue to execute on our business strategy. We are also grateful to Bob for his efforts on behalf of our shareholders and wish him well in his endeavors.”

About ZVUE Corporation

ZVUE Corporation (NASDAQ: ZVUE - News) is a global digital entertainment company. Its Pospsauce Network (comprised of eBaumsWorld.com, Putfile.com, Holylemon.com, UnOriginal.co.uk, YourDailyMedia.com, Dorks.com, FunMansion.com and ZVUE.com) is consistently among the top-five companies providing user-generated video online. ZVUE™ personal media players are mass-market priced and currently available for purchase online and in Wal-Mart stores throughout the U.S. For more information, visit www.zvue.com.

ZVUE, HandHeld Entertainment, eBaum’s World, ZVUE Networks, eBaumsWorld.com, Putfile.com, Holylemon.com, UnOriginal.co.uk, YourDailyMedia.com, Dorks.com, FunMansion.com, ZVUE.com and ZVUE are trademarks of ZVUE Corporation. All other trademarks are property of their respective owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements made in this release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “plans” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) future financial results and financing requirements; (ii) development of new products and service offerings; (iii) the company’s ability to monetize, grow users and obtain synergies from acquired user-generated content providers; (iv) the company’s ability to integrate acquisitions; (v) the effectiveness, profitability, and marketability of the company’s current and prospective products and services; (vi), the impact of current, pending, or future legislation and regulation on the company’s industry; and (vii) the impact of competitive products, services, pricing or technological changes. More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and the Company’s other reports under the Securities Exchange Act of 1934, as amended. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Additionally, we routinely post information that may be important to investors in the “Investor Relations” section of our web site. All forward-looking statements included in this release are made as of the date of this press release, and the company assumes no obligation to update any such forward-looking statements.

For ZVUE Corporation
Contact:
American Capital Ventures
Howard Gostfrand, 305-918-7000 (Investors)
hg@amcapventures.com